                                                                                                                                                                                                                                            PricewaterhouseCoopers LLP

                                                                                                                                                                                                                                            Chartered Accountants

                                                                                                                                                                                                                                            111 5th Avenue SW, Suite 3100

                                                                                                                                                                                                                                            Calgary, Alberta

                                                                                                                                                                                                                                           Canada T2P 5L3

                                                                                                                                                                                                                                            Telephone +1 (403) 509 7500

                                                                                                                                                                                                                                            Facsimile +1 (403) 781 1825

October 26, 2005

Auditors’ Report

To the Shareholders of

Tyler Resources Inc.

We have audited the consolidated balance sheet of Tyler Resources Inc. as at July 31, 2005 and the consolidated statements of operations and deficit and cash flows for the year then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada and in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at July 31, 2005 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in Canada.

The consolidated financial statements as at July 31, 2004, and for each of the two years then ended were audited by other auditors who expressed an opinion without reservation on those statements in their report dated October 12, 2004.

Chartered Accountants

Calgary, Alberta

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.